Exhibit 4.1

PITNEY BOWES INC.

and

SUNTRUST BANK

as Trustee

SUPPLEMENTAL INDENTURE No. 1

Dated as of April 18, 2003

(Supplemental to Indenture

dated as of February 15, 2002)

SUPPLEMENTAL INDENTURE No. 1 dated as of April 18, 2003 between PITNEY BOWES INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”) and SUNTRUST BANK, a bank and trust company duly organized and existing under the laws of the State of Georgia, as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of February 15, 2002 between the Company and the Trustee (the “Indenture”) providing for the issuance by the Company from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors of the Company; and

WHEREAS, Sections 9.01 (e) and (j) of the Indenture provide that the Company and the Trustee may enter into a supplemental indenture without the consent of the Holders of Securities in order to (i) add to, change or eliminate any provision of the Indenture in respect of one or more series of Securities; provided that such action shall neither apply to Securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of such Securities with respect to such provision or (ii) correct or supplement any provision of the Indenture, or to make any other provision with respect to matters or questions arising under the Indenture; provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company according to its terms, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 1 have in all respects been duly authorized.

NOW, THEREFORE, WITNESSETH:

That in order to declare certain terms pertaining to the Securities issued after the date hereof and in consideration of the promises herein contained, the Company and the Trustee hereby agree:

Section 1.                                          For all purposes of this Supplemental Indenture No. 1, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 2.                                          Section 1.01 of the Indenture is amended by deleting the defined term “Agent Member” in its entirety.

Section 3.                                          Section 1.01 of the Indenture is amended by adding the phrase “or any other applicable statute or regulation,” after the phrase “as amended,” in the defined term “Depositary”.

Section 4.                                          Section 1.01 of the Indenture is amended and supplemented by adding the following definition therein, in the appropriate alphabetical sequence:

“Common Depositary” means a common depositary of Securities on behalf of Clearstream Banking, Société Anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System, each in its capacity as Depositary.

Section 5.                                          Section 2.02 of the Indenture is amended by deleting the legend in the last paragraph thereof and replacing such legend with the following:

“THIS SECURITY IS A SECURITY IN PERMANENT GLOBAL FORM AND IS REGISTERED IN THE NAME OF A [DEPOSITARY] [COMMON DEPOSITARY], OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH [DEPOSITARY] [COMMON DEPOSITARY], OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

Section 6.                                          Section 3.01 of the Indenture is amended by replacing paragraph (k) thereof with the following:

“whether the Securities of the series are to be issuable in whole or in part in permanent global form, without coupons, and, if so, (i) the form of any legend or legends which shall be borne by any such permanent global Security in addition to or in lieu of that set forth in Section 2.02, (ii) any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 3.05 in which such permanent global Security may be exchanged in whole or in part for Securities registered, and in which any transfer of such permanent global Security in whole or in part may be registered, in the name of Persons other than a Depositary or a Common Depositary for such permanent global Security, or a nominee thereof, and (iii) the Depositaries and/or the Common Depositary with respect to any such permanent global Security or Securities;”

Section 7.                                          Section 3.05 of the Indenture is amended by replacing clauses (1) – (7) of the last paragraph thereof with the following:

“(1)                            Each permanent global Security authenticated under this Indenture shall be registered in the name of a Depositary or a Common Depositary designated for such permanent global Security, or anominee thereof, and delivered to such Depositary or Common Depositary, or a nominee thereof or custodian therefor, and each such permanent global Security shall constitute a single Security for all purposes of this Indenture.

(2)                                  Notwithstanding any other provisions in this Indenture, no permanent global Security may be exchanged in whole or in part for Securities registered, and no transfer of a permanent global Security in whole or in part may be registered, in the name of any Person other than a Depositary or a Common Depositary for such permanent global Security, or a nominee thereof, unless (a) the Depositary notifies the Company pursuant to Clause (4) of this Section that it is unwilling or unable to continue as Depositary for such permanent global Security, (b) at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation, (c) if the Company in its sole discretion determines pursuant to Clause (5) of this Section that such permanent global Security shall be so exchangeable or transferable and executes and delivers to the Security Registrar a Company Order providing that such permanent global Security shall be so exchangeable or transferable, (d) any event shall have occurred and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the securities of the series of which such permanent global Security is a part or (e) there shall exist such circumstances, if any, in addition or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

(3)                                  Subject to Clause (2) above, any exchange of a permanent global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a permanent global Security or any portion thereof shall be registered in such names as the Depositary and/or the Common Depositary for such permanent global Security shall direct. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

(4)                                  If at any time the Depositary for any Securities of a series represented by one or more global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Securities. If such successor is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility (and in any event before the Depositary surrenders such global Security for exchange), the Company’s election that such Securities be represented by one or more global Securities shall no longer be effective and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such Securities in exchange for such global Security or Securities.

(5)                                  The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by a global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such Securities, in exchange for such global Security or Securities.

(6)                                  Subject to Clause (2) above, with respect to Securities represented by a global Security, the Depositary and/or the Common Depositary for such global Security may surrender such global Security in exchange, in whole or in part, for Securities of the same series in definitive registered form on such terms as are acceptable to the Company and such Depositary and/or Common Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i)                                     to the Person specified by such Depositary and/or Common Depositary, a new Security or Securities of the same series, of any authorized denomination as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the global Security; and

(ii)                                  to such Depositary and/or Common Depositary, a new global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause 3.05(6)(i) above.

Upon the exchange of a global Security for Securities in definitive registered form, in authorized denominations, such global Security shall be canceled by the Trustee.

(7)                                  Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a permanent global Security or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a permanent global Security, unless such Security is registered in the name of a Person other than a Depositary or a Common Depositary for such permanent global Security or a nominee thereof.”

Section 8.                                          This Supplemental Indenture No. 1 shall form a part of the Indenture for all purposes and every holder of Securities hereafter authenticated and delivered under the Indenture shall be bound hereby. The Indenture as supplemented by this Supplemental Indenture No. 1 is hereby in all respects ratified and confirmed.

Section 9.                                          The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same or for the validity or sufficiency of this Supplemental Indenture No. 1.

Section 10.                                   This Supplemental Indenture No. 1 shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 11.                                   This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original. Such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.

[Corporate Seal]

PITNEY BOWES INC.

	By:	/s/ Bruce P. Nolop
		Name:	Bruce P. Nolop
		Title:	Executive Vice President and
Chief Financial Officer

	By:	/s/ Dessa M. Bokides
		Name:	Dessa M. Bokides
		Title:	Vice President and Treasurer
Attest:

/s/ Patricia M. Johnson
Title: Assistant Secretary

[Corporate Seal]
SUNTRUST BANK, as Trustee

	By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Assistant Vice President